Exhibit 3.26

TWENTY-FOURTH AMENDMENT OF TWENTIETH RESTATED

CERTIFICATE OF LIMITED PARTNERSHIP

OF

THE JONES FINANCIAL COMPANIES, L.L.L.P.

The undersigned, for the purpose of amending the Twentieth Restated Certificate of Limited Partnership under the Missouri Revised Uniform Limited Partnership Act, states the following:

(1)	The name of the limited partnership is The Jones Financial Companies, L.L.L.P., and the limited partnership's charter number is LP0000443.

(2)	The partnership filed the Twentieth Restated Certificate of Limited Partnership with the Missouri Secretary of State on January 30, 2015.

(3)

The Twentieth Restated Certificate of Limited Partnership is hereby amended to reflect the general partner withdrawals and admissions attached hereto on Exhibit A effective as of the dates listed on Exhibit A.

Upon the admissions and withdrawals of said partners, the number of general partners is 420.

In affirmation thereof, the facts stated above are true.

Dated:  April 25, 2017

General Partner:

By /s/ James D. Weddle

James D. Weddle

Managing Partner/Authorized Person/Attorney-in-Fact

EXHIBIT A

Withdrawn General Partners:

Partner Name	Date Withdrawn as General Partner	Address 1 & 2	City, State & Zip
Blocker, Dawn Marie	4/1/2017	12555 Manchester Road	St. Louis, MO 63131
Garrett, Ryan D.	4/1/2017	12555 Manchester Road	St. Louis, MO 63131
Harenza, Michael Eric	4/1/2017	12555 Manchester Road	St. Louis, MO 63131
Herzog, Alan	4/1/2017	12555 Manchester Road	St. Louis, MO 63131
Williams, Michael Ricardo	4/1/2017	12555 Manchester Road	St. Louis, MO 63131

Admitted General Partners:

Partner Name	Date Admitted as General Partner	Address 1 & 2	City, State & Zip
Alan J. Herzog Revocable Trust	4/1/2017	12555 Manchester Road	St. Louis, MO 63131
Blocker Revocable Living Trust	4/1/2017	12555 Manchester Road	St. Louis, MO 63131
Michael and Kathleen Harenza Family Trust	4/1/2017	12555 Manchester Road	St. Louis, MO 63131
Nelson, Carrie	4/1/2017	12555 Manchester Road	St. Louis, MO 63131
Ryan D Garrett Trust	4/1/2017	12555 Manchester Road	St. Louis, MO 63131
Williams Family Trust	4/1/2017	12555 Manchester Road	St. Louis, MO 63131

Exhibit A to Twenty-Fourth Amendment of Twentieth Restated

Certificate of Limited Partnership of The Jones Financial Companies, L.L.L.P.